SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 10, 1997


                                  CD RADIO INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


       Delaware                   0-24710                   52-1700207
       --------                   -------                   ----------
   (State or other              (Commission               (IRS Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)




                  1001 22nd Street, N.W., Washington, DC 20037
                  --------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 296-6192


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER

            On November 18, 1997, the Company issued a press release announcing that it had received tenders from all holders of its 5% Delayed Convertible Preferred Stock ("5% Preferred Stock") in response to its offer to exchange shares of its new 10 1/2% Series C Convertible Preferred Stock for all outstanding shares of 5% Preferred Stock. A copy of this press release is filed as an Exhibit to this report.

            On November 10, 1997, an application for review was filed with the Federal Communications Commission (the "FCC") by one of the losing applicants in the FCC's April 1997 auction regarding the award of an FCC national satellite radio license to Satellite CD Radio Inc., a wholly owned subsidiary of CD Radio Inc. The application for review requests, among other things, that the FCC adopt restrictions on the foreign ownership of licenses relating to satellite radio service. The International Bureau of the FCC has previously found that such foreign ownership restrictions do not apply to satellite radio service and rejected claims by the same party that such restrictions apply.


ITEM 7.     Financial Statements and Exhibits

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits:

            99.  Press Release issued November 18, 1997

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CD RADIO INC.



                                       By /s/ David Margolese
                                         -----------------------------------
                                         David Margolese
                                         Chairman and Chief
                                         Executive Officer

Date:  November 19, 1997